ESCROW AGREEMENT

     This ESCROW AGREEMENT (the "Agreement") dated as of May 9th, 2007 is made by and between, NINE MILE SOFTWARE, INC., a Nevada corporation (the "Company") and ESCROW SPECIALISTS, INC., a Utah corporation (the "Escrow Agent"). The "Escrow Agent," and the "Company," may also be hereinafter referred to as the "Parties."

                                    RECITALS

     WHEREAS, the Company proposes to issue up to 714,290 shares of its common stock, par value $0.001 per share (the "Common Shares"), for the aggregate proceeds of $500,003 (the "Maximum Amount"), on a "best effort all or none" basis up to the 214,290 shares for the aggregate proceeds of $150,003 (the "Minimum Offering"), and on a "best efforts" basis thereafter up to the Maximum Offering, at the offering price of $0.70 per Common Share (the "Offering").

     WHEREAS, the Company desires to establish an escrow account with the Escrow Agent into which certain monies will be deposited and held in escrow until a minimum of $150,003 in Subscriptions has been raised in connection with that certain Prospectus and Registration Statement on Form SB-2 dated May ___, 2007 and those certain "Subscription Agreement" in connection with the offering (collectively, the "Offering Documents") by individuals or entities desiring to purchase Common Shares ("Subscribers"); and Escrow Specialists, Inc. has agreed to act as Escrow Agent on behalf of the Company on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, the Parties agree as follows:

     1. Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent to act as the Company's escrow agent and custodian for the purposes of this Agreement and the Escrow Agent accepts such appointment upon the terms and subject to the conditions set forth in this Agreement.

     2. Establishment of Escrow Account. The Escrow Agent shall, prior to the effective date of the Offering, cause to be opened a fully segregated, escrow account for the benefit of the Company (the "Escrow Account") for the purpose of holding in trust all proceeds from the Offering on behalf of the Company and the Subscribers. All checks, wires, drafts or money orders for payment of the proceeds shall be made payable to "Escrow Specialists - Nine Mile Software, Inc., Escrow Account." Checks, wires, drafts or money orders may come in with unintentional nominal variations on this name, which may be deemed acceptable at the discretion of the Escrow Agent.

     3. Deposits. The Company will deliver to the Escrow Agent all checks, drafts and money orders ("Subscription Payments") received by the Company from the Subscribers in connection with the Offering. All checks, wires, drafts or money orders for payment of the Proceeds will be delivered immediately to the Escrow Agent who will deposit all such funds in a non-interest-bearing account, which is FDIC insured "to the fullest extent of the law." The Company will keep full and proper records (the "Records") of the names of subscribers, the number of Common Shares purchased and amount of Subscription Payments paid by each Subscriber.

     4. Rejection of Subscriptions. Since any subscriptions shall relate to the Offering pursuant to Offering Documents, it will be presumed that all subscriptions received by the Escrow Agent will be acceptable to the Company. Notwithstanding the foregoing, the terms of the Offering provide that any subscription may be accepted or rejected in whole or in part by the Company. The Escrow Agent shall furnish to the Company, at least once a week, a list containing the names and addresses of Subscribers and the number of shares of Common Stock subscribed for by each Subscriber. With respect to each subscription which is rejected, the Company will notify the Escrow Agent of such rejection in writing, and upon receipt of such notification, the Escrow Agent will, within five business days, assuming the Subscriber's funds have cleared, issue a check in the amount of the rejected Subscriber's subscription to the rejected Subscriber.

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

     5. Termination Date. For purposes of this Agreement, the "Termination Date" will be the earliest to occur of either (I) the satisfaction of the Minimum Amount and disbursement of funds as set forth in Section 6 below; or (ii) 90 business days from the effective date of the Company's registration statement on Form SB-2, unless terminated earlier by the Company or extended by the Company, in writing, for up to an additional 90 business days.

     6.  Disbursement of Funds.

         (a) Termination of the Offering. If the Escrow Agent has not received, on or before the Termination Date, Subscription Payments in the aggregate amount of at least $150,003, then the Escrow Agent shall proceed as directed by the Company. The Escrow Agent, if so directed, shall release all Subscription Payments, without interest on such funds, to each Subscriber, respectively, at the address given by such Subscriber in the Subscription Agreement. All disbursements by the Escrow Agent pursuant to this Section shall be made by the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Services mail, postage pre-paid, as soon as practicable but not later than the third business day after the Termination Date.

         (b) Initial Closing of the Offering. If the Escrow Agent has received on or before the Termination Date, Subscription Payments in an aggregate amount of not less than $150,003, and the Company's acceptance of each Subscriber, in writing, then the Escrow Agent shall disburse all Subscription Documents and Subscription Payments to the Company in immediately available funds in accordance with the written instructions from the Company.

         (c) Subsequent Closings. After an initial closing of the Offering, from time-to-time upon receipt by the Escrow Agent of additional Subscription Payments and written acceptance of each Subscriber by the Company, the Escrow Agent shall disburse all then held Subscription Payments to the Company in immediately available funds in accordance with the Company's written instructions.

     7. Collected Funds. No Subscription  Payment shall be disbursed pursuant to
Section 6 above until such Subscription Payment has been received by the Escrow Agent in immediately available funds.

     8. Liability of Escrow Agent. In performing any duties under this Agreement, the Escrow Agent shall not be liable to the Company or any Subscriber for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall, in good faith, believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative's authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any action taken, suffered, or permitted by it in good faith in accordance with the reasonable advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any Party to this Agreement.

     9. Fees and Expenses. In consideration for its services to be performed pursuant to this Agreement, The Company agrees to pay to the Escrow Agent the sum of a $100 setup fee and $5 per subscription, due and payable upon the execution of this Agreement. Escrow Specialists will charge $5 for any returned checks to be paid by the subscriber. The Company further agrees to reimburse Escrow Agent all of its reasonable costs and expenses encountered in performing its duties hereunder, including, but not limited to any and all bank charges and fees, and the expenses involved in returning funds to Investors if the Minimum Amount is not attained or the Escrow Agreement is terminated. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement after approval by the Company, or if the Company request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney's fees, including allocated costs of in-house counsel, and reasonable expenses occasioned by such default, delay, controversy or litigation. The Company promises to pay these sums promptly after demand.

     10. Controversies. If any controversy arises between the Parties concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

     11. Indemnification of Escrow Agent. The Company and its successors and assigns agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter ("Losses"); provided, however, no such duty to indemnity or hold harmless shall apply to the extent such Losses are caused by the gross negligence or willful misconduct on the part of the Escrow Agent.

     12. Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving at least Thirty (30) days written notice to the Company, provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Company shall use their best efforts to obtain a successor escrow agent within thirty
(30) days after receiving such notice. If the Company fails to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of Utah. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall thereupon be discharged from any further duties and liability under this Agreement.

     13. Automatic Succession. Any entity into which the Escrow Agent may be merged or with which it may be consolidated, or any entity to whom the Escrow Agent may transfer a substantial amount of its global escrow business, shall be the Successor to the Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

     14. Termination. This Agreement shall terminate upon the completion of the conditions of Section 5 hereof, without any notices to any person, unless earlier terminated pursuant to the terms hereof.

     15. Representation of Company. The Company represents and agrees that it has not made nor will it in the future, make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the securities offered for sale by the Company. The Company further represents and agrees that the Escrow Agent is acting solely in the capacity as an escrow agent in connection with the Offering described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of the securities offered.

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

     16. Miscellaneous.

         (a) Notices. All notices, requests, demands, and other communications under the Escrow Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the Party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (iv) on the fifth day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the Party as follows:

         If to the Company:
         ------------------

              Nine Mile Software, Inc.
              1245 East Brickyard Road, Suite 590
              Salt Lake City, Utah 84106
              Fax:  (801) 433-2222
              E-mail:  damon@belsengetty.com

         If to Escrow Agent:
         -------------------

              Escrow Specialists, Inc.
              5330 South 900 East #180
              Salt Lake City, Utah 84117
              Fax:  (801) 627-6803
              E-Mail:  info@escrowspecialists.com

         Any Party may change its address for purposes of this paragraph by giving the other Party written notice of the new address in the manner set forth above.

         (b) Successors and Assigns. Except as otherwise provided in this Agreement, no Party hereto shall assign the Agreement or any rights or obligations hereunder without the prior written consent of the other Party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. The Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties hereto.

         (c) Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Utah, without giving effect to the principles of conflicts of laws thereof.

         (d) Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of the Agreement shall remain in full force and effect.

         (e) Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the Parties hereto, or in the case of a waiver, by the Party waiving compliance. Any waiver by any Party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in the Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of the Agreement.

         (f) Entire Agreement. This Agreement contains the entire understanding among the Parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

         (g) Section  Headings.  The section  headings in this Agreement are for
         reference   purposes   only  and  shall  not  affect  the   meaning  or
         interpretation of the Agreement.

         (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

     IN WITNESS WHEREOF, the Parties hereto have caused the Escrow Agreement to be executed the day and year first set forth above.

                  "The Company"
              Nine Mile Software, Inc.



         By:___________________________
              Damon Deru, CEO


                  "Escrow Agent"
              Escrow Specialists, Inc.



         By:___________________________

            ___________________________



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